EXHIBIT 22.2

                 REPORT OF PREDECESSOR INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
Bryan Bancorp of Georgia, Inc.
Richmond Hill, Georgia

We have audited the consolidated statements of income, shareholders' equity, and cash flows of Bryan Bancorp of Georgia, Inc. and Subsidiary for the year then ended December 31, 1997 (not included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and cash flows of Bryan Bancorp of Georgia, Inc. and Subsidiary for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/  MOORE STEPHENS TILLER LLC
     (formerly Tiller, Stewart & Company LLC)

Savannah, Georgia
January 30, 1998